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                                                                    Exhibit 99.3

                                                                  March 20, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the section entitled "Case Studies--Sun Microsystems" in the Registration Statement on Form S-1 of Screaming Media.com Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statement contained therein.

                                        Sincerely,


                                        /s/ Beverly Fleischmann
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                                        Name: Beverly Fleischmann
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                                        Title: Manager
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                                        Company: Sun Microsystems, Inc.
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